Registration  No. 333-62473-01

                     As filed with the Securities and Exchange Commission on October 16, 1998.

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                         POST-EFFECTIVE AMENDMENT NO. 1
                                       ON

                                    FORM S-8
                                       TO
                                    FORM S-4

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933*

                          ALLIED WASTE INDUSTRIES, INC.
             (Exact Name of Registrant as Specified in Its Charter)
             Delaware                                  88-0228636
(State or Other Jurisdiction of          (I.R.S. Employer Identification Number)
Incorporation or  Organization)

                   15880 North Greenway/Hayden Loop, Suite 100
                            Scottsdale, Arizona 85260
                                 (602) 423-2946
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                        AMERCIAN DISPOSAL SERVICES, INC.
                   AMENDED AND RESTATED 1996 STOCK OPTION PLAN
                              (Full Title of Plan)

                                Henry L. Hirvela
                          Allied Waste Industries, Inc.
                   15880 North Greenway/Hayden Loop, Suite 100
                            Scottsdale, Arizona 85260
                                 (602) 423-2946
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                 With copies to:
                                 Karen McConnell
                                 Fennemore Craig
                             3003 N. Central Avenue
                                   Suite 2600
                             Phoenix, Arizona 85012
                                 (602) 916-5307


APPROXIMATE DATE OF COMMENCEMENT OF THE PROPOSED SALE OF SECURITIES PURSUANT TO THE PLAN: Promptly after the filing of this Post-Effective Amendment.

*Filed as a  Post-Effective  Amendment on Form S-8 to such Form S-4 Registration
Statement  pursuant  to  the  procedure   described  herein.  See  "INTRODUCTORY
STATEMENT".

                             INTRODUCTORY STATEMENT

         Allied Waste Industries, Inc. (the "Company" or "Allied") hereby amends its Registration Statement on Form S-4 (No. 333-62473) (the "Form S-4"), by filing this Post-Effective Amendment No. 1 on Form S-8 (the `"Post-Effective Amendment") relating to the sale of up to 3,156,877 shares of the common stock, par value $.01 per share, of Allied ("Allied Common Stock") issuable upon the exercise of stock options granted under the American Disposal Services, Inc. Amended and Restated 1996 Stock Option Plan (the "Plan").

         On October 15, 1998, AWIN II Acquisition Corporation, a Delaware corporation and a wholly-owned subsidiary of Allied, was merged with and into American Disposal Services, Inc., a Delaware corporation ("American"). As a result of such merger (the "Merger"), American has become a wholly-owned subsidiary of Allied and each outstanding share of common stock, par value $.01 per share, of American ("American Common Stock") has been converted into 1.65 shares of Allied Common Stock. As agreed by Allied and American, each outstanding option issued pursuant to the Plan will no longer be exercisable for shares of American Common Stock but, instead, will constitute an option to acquire, on the same terms and conditions as were applicable under such option, shares of Allied Common Stock in lieu of shares of American Common Stock on the basis of 1.65 shares of Allied Common Stock for each share of American Common Stock.

         The designation of the  Post-Effective  Amendment as  Registration  No.
333-62473-01 denotes that the Post-Effective Amendment relates only to the shares of Allied Common Stock issuable upon exercise of stock options under the Plan and that this is the first Post-Effective Amendment to the Form S-4 filed with respect to such shares.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

         The document(s) containing the information specified in Items 1 and 2 of Part I of Form S-8 will be sent or given to employees as specified in Rule 428(b)(1) and, in accordance with the instructions to Part I, are not filed with the Securities and Exchange Commission (the "Commission") as part of this Registration Statement.


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.    Incorporation of Certain Documents By Reference

         The following documents filed by the Company with the Securities and Exchange Commission are incorporated herein by reference and made a part hereof:
(i) the Company's Annual Report on Form 10-K for the year ended December 31, 1997; (ii) the Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1998 and June 30, 1998; (iii) the Company's Definitive Proxy Materials in accordance with Schedule 14A related to the annual meeting held May 28, 1998;
(iv) the Company's Current Reports on Form 8-K dated May 18, 1998, August 20, 1998 and August 28, 1998; (v) the Company's Current Report on Form 8-K/A dated August 28, 1998; and (vi) the description of the Common Stock set in the Company's Form 10 dated May 14, 1991.

         All documents  subsequently  filed by the Company  pursuant to Sections
13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, will be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents; provided, however, that the documents enumerated above or subsequently filed by the Company pursuant to Sections 13(a), 13(3), 14 and 15(3) of the Exchange Act in each year during which the offering made hereby are in effect prior to the filing with the Commission of the Company's Annual Report on From 10-K covering such year shall not be incorporated by reference herein or be a part hereof from and after the filing of such Annual Report on Form 10-K. Any statement contained in a document incorporated or deemed to be incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in this Registration Statement or in any other subsequently filed document which also is or is deemed to be incorporated by reference modifies or replaces such statement. Any statement so modified or superceded shall not be deemed, except as so modified or superceded, to constitute a part of this Registration Statement.


Item 4.  Description of Securities

         The Company's Common Stock is registered under Section 12 of the Exchange Act.

Item 5.  Interest of Named Experts and Counsel

         The validity of the issuance of the shares of Common Stock being offered by the Registration Statement will be passed upon for the Company by Steven M. Helm, Vice President, Legal, of the Company. As of October 15, 1998, Mr. Helm beneficially owned 72,494 shares of Allied Common Stock.

Item 6.  Indemnification of Directors and Officers

         Section 145 of the Delaware General Corporation Law permits a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action. In an action brought to obtain a judgment in the corporation's favor, whether by the corporation itself or derivatively by a stockholder, the corporation may only indemnify for expenses, including attorney's fees, actually and reasonably incurred in connection with the defense or settlement of such action, and the corporation may not indemnify for amounts paid in satisfaction of a judgment or in settlement of the claim. In any such action, no such person shall have been adjudged liable to the corporation except as claim was brought. In any other type of proceeding, the indemnification may extend to judgments, fines and amounts paid in settlement, actually and reasonably incurred in connection with such other proceeding, as well as to expenses.

         The statute does not permit indemnification unless the person seeking indemnification has acted in good faith and in a manner reasonably believed to be in, or not opposed to, the best interests of the corporation and, in the case of criminal actions or proceedings, the person had no reasonable cause to believe his conduct was unlawful. The statute contains additional limitations applicable to criminal actions and to actions brought by or in the name of the corporation. The determination as to whether a person seeking indemnification has met the required standard of conduct is to be made (1) by a majority vote of a quorum of disinterested members of the board of directors, (2) by independent legal counsel in a written opinion, if such a quorum does not exist or if the disinterested directors so direct, or (3) by the stockholders.

         Allied's Certificate of Incorporation and Bylaws require Allied to indemnify its directors to the fullest extent permitted under Delaware law. Pursuant to employment agreements entered into by Allied with its executive officers and certain other key employees, Allied must indemnify such officers and employees in the same manner and to the same extent that, Allied is required to indemnify its directors under Allied's Bylaws. Allied's Certificate of Incorporation limits the personal liability of a director to the corporation or its stockholders for damages for breach of the director's fiduciary duty.

         Allied has purchased insurance on behalf of its directors and officers against certain liabilities that may be asserted against, or incurred by, such persons in their capacities as directors or officers of the registrant, or that may arise out of their status as directors or officers of the registrant, including liabilities under the federal and state securities laws. Allied has entered into indemnification agreements to indemnify its director to the extent permitted under Delaware law.


Item 7.  Exemption from Registration Claimed.
         Not applicable

Item 8.  Exhibits.

           Exhibit No.                  Description of Exhibits
               4.1 Restated Certificate of Incorporation of Allied Waste Industries, Inc.(incorporated by reference to Exhibit
                           3.1 to Allied's Report on 10-K/A-2 for the fiscal year ended December 31, 1996).
               4.2 Allied Waste Industries, Inc.'s Amended and Restated By-Laws (incorporated by reference to Exhibit 3.2 to Allied's Quarterly report on Form 10-Q for the quarter ended June 30, 1997).
               4.3 Indenture relating to the Company's $100 million 12% Senior Subordinated Notes due 2004 (the "1994 Notes") dated January 15, 1994 between the Company and First Trust National Association, as Trustee ("First Trust"). Exhibit 4.1 to the Company's Registration Statement on Form S-1 (No. 33-73110) is incorporated herein by reference.
               4.4 Second Supplemental Indenture relating to 1994 Notes dated June 30, 1994 between the Company and First Trust. Exhibit 1.1 to the Company's Current Report on Form 8-K dated December 29, 1994, is incorporated herein by reference.
               4.5 Third Supplemental Indenture relating to 1994 Notes dated January 31, 1995 between the Company and First Trust. Exhibit 10.3 to the Company's Quarterly Report on Form 10-Q dated August 10, 1995, is incorporated herein by reference.
               4.6 Fourth Supplemental Indenture relating to 1994 Notes dated January 23, 1996 between the Company and First Trust. Exhibit 10.1 to the Company's Current Report on Form 8-K dated January 22, 1996, is incorporated herein by reference.
               4.7 Fifth Supplemental Indenture relating to 1994 Notes dated July 30, 1996 between the Company and First Trust. Exhibit 10.2 to the Company's Quarterly Report on Form 10-Q dated August 14, 1996, is incorporated herein by reference.
               4.8 Indenture relating to the Allied Waste North America, Inc.'s $525 million of 10.25% Senior Subordinated Notes due 2006 (the "1996 Notes") dated February 28, 1997 between the Company and First Trust. Exhibit 4.1 to the Company's Registration Statement on Form S-4 (No. 333-22575) is incorporated herein by reference.

           Exhibit No.                   Description of Exhibits
           -----------                   ------------------------
               4.9         Indenture, dated as of May 15, 1997, by and among the
                           Company and First Bank National  Association  with
                           respect to the  Company's $418 million aggregate face
                           amount of senior discount notes issued in a private
                           offering and  subsequently exchanged  for  registered
                           notes in a Rule 144A offering (the "Senior Discount
                           Notes").  Exhibit 4.1 to the Company's  Registration
                           Statement on Form S-4 (No. 333-31231) is incorporated
                           herein by reference.
               4.10        Indenture, dated as of December 1, 1996, by and among
                           the Company,  the  Guarantors and First Bank National
                           Association  with  respect  to the 1996 Notes and the
                           Senior Discount  Notes.  Exhibit 4.1 to the Company's
                           Registration Statement on Form S-4 (No. 333-22575) is
                           incorporated herein by reference.
               4.11        First Supplemental  Indenture dated December 30, 1996
                           related  to  the  1996  Notes.  Exhibit  4.2  to  the
                           Company's  Registration  Statement  on Form  S-4 (No.
                           333-22575) is incorporated herein by reference.
               4.12        Second  Supplemental  Indenture  dated April 30, 1997
                           related  to  the  1996  Notes.  Exhibit  4.3  to  the
                           Company's  Registration  Statement  on Form  S-4 (No.
                           333-22575) is incorporated herein by reference.
               4.13        Senior Subordinated Guarantee dated as of December 1,
                           1996  related to the 1996  Notes.  Exhibit 4.5 to the
                           Company's  Registration  Statement  on Form  S-4 (No.
                           333-22575) is incorporated herein by reference.
              *4.14        American Disposal Services, Inc. Amended and Restated
                           1996 Stock Option Plan
              *4.15        Amendment to American Disposal Services, Inc. Amended
                           and Restated 1996 Stock Option Plan
               *5.1        Opinion of Steven M. Helm, Vice President, Legal, of
                           the Company regarding the legality of the securities.
              *23.1        Consent of Arthur Andersen LLP.
              *23.2        Consent of Ernst & Young LLP.
              *23.3        Consent of Sweeney Conrad, P.C
              *23.4        Consent of Steven M. Helm (included in Exhibit 5.1)
               24.1        Powers of Attorney (previously filed on From S-4
                           Registration No. 333-62473 on August 28, 1998).



* Filed herewith.


Item 9.  Undertakings

         The undersigned registrant hereby undertakes: (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the Prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b), if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;
(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement provided, however, that paragraphs 1(i) and 1(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 to Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement; (2) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.


         The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and it has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Scottsdale, Arizona on October 15, 1998.


                                   ALLIED WASTE INDUSTRIES, INC.
                                   By:    /s/HENRY L. HIRVELA
                                        --------------------------
                                            Henry L. Hirvela
                                  Vice President - Chief Financial Officer



                                POWER OF ATTORNEY

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons and in the capacities indicated on October 15, 1998.


             Signature                                     Title
          --------------                                  -------
                                       Chairman of the Board of Directors
                *
     -----------------------------
          Roger A. Ramsey

                                       Director, President and Chief
                                       Executive Officer(Principal Executive
                *                      Officer)
     ------------------------------
       Thomas H. Van Weelden

                                        Vice President - Chief Financial Officer
                *                       (Principal Financial Officer)
     ------------------------------
         Henry L. Hirvela
                                        Corporate Controller (Principal
        /s/ JAMES S. ENG                Accounting Officer)
     ------------------------------
          James S. Eng


                *                       Director
     ------------------------------
           Nolan Lehmann


                *                       Director
     ------------------------------
          David B. Kaplan


                *                       Director
     ------------------------------
           Michael Gross

                *                       Director
     ------------------------------
         Antony P. Ressler

                *                       Director
     ------------------------------
         Howard A. Lipson

                *                       Director
     ------------------------------
          Dennis Hendrix


                *                       Director
     -------------------------------
         Warren B. Rudman

                *                       Director
     --------------------------------
           Vincent Tese

          /s/ JAMES S. ENG
     --------------------------------
          * James S. Eng
         Attorney-in-fact

                       Exhibit Index


                                                                    Sequentially
Exhibit No.        Description of Exhibits                            Numbered
-----------        ------------------------                             Pages

    4.1         Restated Certificate of Incorporation of Allied
                Waste Industries, Inc. (incorporated by
                reference to Exhibit 3.1 to Allied's Report on
                10-K/A-2 for the fiscal year ended December 31,
                1996).
    4.2         Allied Waste Industries,  Inc.'s Amended and Restated
                By-Laws  (incorporated by reference to Exhibit 3.2 to
                Allied's  Quarterly  report  on  Form  10-Q  for  the
                quarter ended June 30, 1997).
    4.3         Indenture relating to the Company's $100 million
                12% Senior Subordinated Notes due 2004 (the
                "1994 Notes") dated January 15, 1994 between the
                Company and First Trust National Association, as
                Trustee ("First Trust").  Exhibit 4.1 to the
                Company's Registration Statement on Form S-1
                (No. 33-73110) is incorporated herein by
                reference.
    4.4         Second Supplemental  Indenture relating to 1994 Notes
                dated June 30,  1994  between  the  Company and First
                Trust. Exhibit 1.1 to the Company's Current Report on
                Form 8-K dated  December  29, 1994,  is  incorporated
                herein by reference.
    4.5         Third  Supplemental  Indenture relating to 1994 Notes
                dated  January 31, 1995 between the Company and First
                Trust. Exhibit 10.3 to the Company's Quarterly Report
                on Form 10-Q dated August 10, 1995,  is  incorporated
                herein by reference.
    4.6         Fourth Supplemental  Indenture relating to 1994 Notes
                dated  January 23, 1996 between the Company and First
                Trust.  Exhibit 10.1 to the Company's  Current Report
                on Form 8-K dated January 22, 1996,  is  incorporated
                herein by reference.
    4.7         Fifth  Supplemental  Indenture relating to 1994 Notes
                dated July 30,  1996  between  the  Company and First
                Trust. Exhibit 10.2 to the Company's Quarterly Report
                on Form 10-Q dated August 14, 1996,  is  incorporated
                herein by reference.
    4.8         Indenture relating to the Allied Waste North
                America, Inc.'s $525 million of 10.25% Senior
                Subordinated Notes due 2006 (the "1996 Notes")
                dated February 28, 1997 between the Company and
                First Trust.  Exhibit 4.1 to the Company's
                Registration Statement on Form S-4 (No.
                333-22575) is incorporated herein by reference.
    4.9         Indenture, dated as of May 15, 1997, by and
                among the Company and First Bank National
                Association with respect to the Company's $418
                million aggregate face amount of senior discount
                notes issued in a private offering and
                subsequently exchanged for registered notes in a
                Rule 144A offering (the "Senior Discount
                Notes").  Exhibit 4.1 to the Company's
                Registration Statement on Form S-4 (No.
                333-31231) is incorporated herein by reference.
    4.10        Indenture, dated as of December 1, 1996, by and
                among the Company, the Guarantors and First Bank
                National Association with respect to the 1996
                Notes and the Senior Discount Notes.  Exhibit
                4.1 to the Company's Registration Statement on
                Form S-4 (No. 333-22575) is incorporated herein
                by reference.
    4.11        First Supplemental  Indenture dated December 30, 1996
                related  to  the  1996  Notes.  Exhibit  4.2  to  the
                Company's  Registration  Statement  on Form  S-4 (No.
                333-22575) is incorporated herein by reference.
    4.12        Second  Supplemental  Indenture  dated April 30, 1997
                related  to  the  1996  Notes.  Exhibit  4.3  to  the
                Company's  Registration  Statement  on Form  S-4 (No.
                333-22575) is incorporated herein by reference.
    4.13        Senior Subordinated Guarantee dated as of December 1,
                1996  related to the 1996  Notes.  Exhibit 4.5 to the
                Company's  Registration  Statement  on Form  S-4 (No.
                333-22575) is incorporated herein by reference.
   *4.14        American Disposal Services, Inc. Amended and
                Restated 1996 Stock Option Plan.
   *4.15        Amendment to American Disposal Services, Inc.
                Amended and Restated 1996 Stock Option Plan.
    *5.1        Opinion of Steven M. Helm, Vice President,
                Legal, of the Company regarding the legality of
                the securities.
   *23.1        Consent of Arthur Andersen LLP.
   *23.2        Consent of Ernst & Young LLP.
   *23.3        Consent of Sweeney Conrad, P.C.
   *23.4        Consent of Steven M. Helm (included in Exhibit
                5.1).
    24.1        Powers of Attorney (previously filed on Form S-4
                Registration No. 333-62473 on August 28, 1998).